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                                                                    Exhibit (i)

                                                             LOGO OF WILMERHALE

April 30, 2007

Barclays Global Investors Funds
45 Fremont Street
San Francisco, CA 94105

Re: Post-Effective Amendment No. 59 to Barclays Global Investors Funds'
    Registration Statement on Form N-1A (File Nos. 033-54126; 811-07332)

Ladies and Gentlemen:

     As counsel to Barclays Global Investors Funds (the "Trust"), we have reviewed post-effective amendment no. 59 to the Trust's registration statement (the "Amendment"), prepared by the Trust for electronic filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the "1933 Act"), that the Amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

     We hereby consent to the use of our name and to the reference to us under the caption "Legal Counsel" in the statements of additional information, which are included as part of the Amendment. In addition, we hereby consent to your filing this letter with the Securities and Exchange Commission, together with the Amendment. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

                                              Very truly yours,

                                              WILMER CUTLER PICKERING HALE AND
                                              DORR LLP

                                              By: /s/ Leonard A. Pierce
                                                  -----------------------------
                                                  Leonard A. Pierce
                                                  Partner

      Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston,
                              Massachusetts 02109
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